Exhibit 99.1

EMERGE MONITORING, INC. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2014 AND 2013 (UNAUDITED)

AND

FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

EMERGE MONITORING, INC. AND SUBSIDIARIES

TABLE OF CONTENTS

Independent Auditors' Report	F - 1

Consolidated Balance Sheets as of March 31, 2014,
December 31, 2013 and 2012	F - 3

Consolidated Statements of Operations
the three months ended March 31, 2014 and 2013 and for the
years ended December 31, 2013 and 2012	F - 4

Consolidated Statement of Stockholders' Equity (Deficit) for
the three months ended March 31, 2014 and for the years ended
December 31, 2013 and 2012	F - 5

Consolidated Statements of Cash Flows for the three months
ended March 31, 2014 and 2013 and for the years ended
December 31, 2013 and 2012	F - 6

Notes to Consolidated Financial Statements	F - 7

Independent Auditors' Report

Report on the Financial Statements
We have audited the accompanying consolidated financial statements of Emerge Monitoring, Inc. and subsidiaries (collectively the “Company”) which comprise the consolidated balance sheets as of December 31, 2013 and 2012, and the related consolidated statements of operations and stockholders' equity (deficit), and of cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these consolidated ﬁnancial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal controls relevant to the preparation and fair presentation of ﬁnancial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility
Our responsibility is to express an opinion on these consolidated ﬁnancial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated ﬁnancial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the ﬁnancial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the consolidated ﬁnancial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal controls relevant to the entity's preparation and fair presentation of the consolidated ﬁnancial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal controls. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of signiﬁcant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated ﬁnancial statements.

We believe that the audit evidence we have obtained is sufﬁcient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Emerge Monitoring, Inc. and subsidiaries as of December 31, 2013 and 2012 and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1 to the consolidated financial statements, prior to the spin-off from BFC Surety Group, Inc. on June 2, 2014, the Company was comprised of Emerge Monitoring, Inc. and subsidiaries. The consolidated financial statements prior to June 2, 2014 also include allocations from BFC Surety Group, Inc. These allocations may not be reflective of the actual level of costs which would have been incurred had the Company operated as a separate entity apart from BFC Surety Group, Inc.

Notes 1 and 11 to the accompanying financial statements discloses that on On June 2, 2014, SecureAlert, Inc. entered into a Stock Purchase Agreement purchase from BFC Surety Group, Inc., all of the issued and outstanding shares and equity interests of Emerge Monitoring, Inc. and subsidiaries. Our opinion is not modified with respect to these matters.

/s/ Eide Bailly LLP
August 14, 2014
Salt Lake City, Utah

EMERGE MONITORING, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF MARCH 31, 2014 (UNAUDITED), DECEMBER 31, 2013 AND 2012

	March 31,	December 31,	December 31,
	2014	2013	2012
	(unaudited)
Assets
Current assets:
Cash	$58,710	$127,669	$30,351
Accounts receivable, net	467,671	618,241	680,696
Inventory	367,687	417,951	-
Income tax receivable	323,158	289,142	965,103
Total current assets	1,217,226	1,453,003	1,676,150

Property and equipment, net	177,073	129,532	55,349
Intangible assets, net	806,577	839,724	996,666
Other assets	67,077	2,640	14,697
Total assets	$2,267,953	$2,424,899	$2,742,862

Liabilities and Stockholders' Equity (Deficit)
Current liabilities:
Accounts payable and accrued liabilities	$884,961	$747,352	$574,025
Note payable	146,713	134,523	213,841
Line of credit - affiliated	1,500,000	1,500,000	-
Total current liabilities	2,531,674	2,381,875	787,866

Notes payable, net of current portion	506,686	551,636	686,159
Total liabilities	3,038,360	2,933,511	1,474,025

Commitments and contingencies

Stockholders' equity (deficit):
Convertible preferred stock, $1.00 par value; 500 shares authorized; no shares issued and outstanding	-	-	-
Class A common stock: $1.00 par value; 500 shares authorized; 100, 100 and 100 shares issued and outstanding, respectively	100	100	100
Class B common stock: $1.00 par value; 125 shares authorized; no shares issued and outstanding	-	-	-
Additional paid-in capital	4,491,193	4,425,004	5,225,610
Accumulated deficit	(5,261,700)	(4,933,716)	(3,956,873)
Total stockholders' equity (deficit)	(770,407)	(508,612)	1,268,837
Total liabilities and stockholders' equity (deficit)	$2,267,953	$2,424,899	$2,742,862

See accompanying notes to consolidated financial statements.

EMERGE MONITORING, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2014 AND 2013 (UNAUDITED) AND
THE YEARS ENDED DECEMBER 31, 2013 AND 2012

	For the Three Months Ended March 31,		For the Year Ended December 31,
	2014	2013	2013	2012
	(unaudited)	(unaudited)
Revenues:
Monitoring and other services	$1,358,880	$1,091,428	$5,063,350	$3,902,441
Products	5,000	-	44,000	-
Total revenues	1,363,880	1,091,428	5,107,350	3,902,441

Costs of revenues:
Monitoring and other services	545,959	480,154	2,215,173	1,637,292
Products	10,927	-	73,424	-
Total cost of revenues	556,886	480,154	2,288,597	1,637,292

Gross profit	806,994	611,274	2,818,753	2,265,149

Operating expenses:
Selling, general and administrative	1,138,711	908,742	4,003,335	3,660,363
Research and development	-	-	-	1,361,349
Total operating expenses	1,138,711	908,742	4,003,335	5,021,712

Loss from operations	(331,717)	(297,468)	(1,184,582)	(2,756,563)

Other income (expense):
Interest expense - affiliated	(18,750)	-	(41,272)	-
Interest expense	(11,434)	-	(37,695)	-
Gain on sale of assets	-	-	-	(3,082)
Total other income (expense)	(30,184)	-	(78,967)	(3,082)

Loss before benefit for income taxes	(361,901)	(297,468)	(1,263,549)	(2,759,645)

Benefit for income taxes	33,917	59,927	286,706	962,156

Net loss	$(327,984)	$(237,541)	$(976,843)	$(1,797,489)

See accompanying notes to consolidated financial statements.

EMERGE MONITORING, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)
AS OF MARCH 31, 2014 (UNAUDITED), DECEMBER 31, 2013 AND 2012

	Class A Common Stock		Additional Paid-in	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balance, December 31, 2011	100	$100	$2,583,406	$(2,159,384)	$424,122

Capital contributed by (paid to) former parent	-	-	2,642,204	-	2,642,204
Net loss	-	-	-	(1,797,489)	(1,797,489)
Balance, December 31, 2012	100	100	5,225,610	(3,956,873)	1,268,837

Capital contributed by (paid to) former parent	-	-	(800,606)	-	(800,606)
Net loss	-	-	-	(976,843)	(976,843)
Balance, December 31, 2013	100	100	4,425,004	(4,933,716)	(508,612)

Capital contributed by (paid to) former parent	-	-	66,189	-	66,189
Net loss	-	-	-	(327,984)	(327,984)
Balance, March 31, 2014 (unaudited)	100	$100	$4,491,193	$(5,261,700)	$(770,407)

See accompanying notes to consolidated financial statements.

EMERGE MONITORING, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2014 AND 2013 (UNAUDITED) AND
THE YEARS ENDED DECEMBER 31, 2013 AND 2012

	For the Three Months Ended March 31, 2014	For the Three Months Ended March 31, 2013	For the Year Ended December 31, 2013	For the Year Ended December 31, 2012
	(unaudited)
Operating activities:
Net loss	$(327,984)	$(237,541)	$(976,843)	$(1,797,489)
Adjustments to reconcile net loss to
net cash used in operating activities:
Depreciation expense	8,230	2,448	14,175	12,876
Bad debt expense	161,832	122,171	593,190	726,924
Amortization of intangible assets	33,147	57,501	156,942	153,334
Loss on sale of assets	-	-	-	3,082
Changes in operating assets and liabilities:
Accounts receivable	(11,262)	129,607	(530,735)	(1,064,698)
Inventory	50,264	-	(417,951)	-
Income tax receivable	(34,016)	(59,927)	675,961	(696,719)
Other assets	(64,437)	(270,357)	12,057	7,755
Accounts payable and accrued liabilities	137,609	(98,503)	173,327	342,350
Cash used in operating activities	(46,617)	(354,601)	(299,877)	(2,312,585)

Investing activities:
Purchases of property and equipment	(55,771)	-	(88,358)	(49,268)
Purchases of intangible assets	-	-	-	(250,000)
Net cash used in investing activities	(55,771)	-	(88,358)	(299,268)

Financing activities:
Capital contributed from (repaid to) former parent	66,189	371,091	(800,606)	2,642,204
Repayments on note payable	(32,760)	-	(213,841)	-
Proceeds from line of credit - affiliate	-	-	1,500,000	-
Net cash provided by financing activities	33,429	371,091	485,553	2,642,204

NET INCREASE (DECREASE) IN CASH	(68,959)	16,490	97,318	30,351

CASH - Beginning of period	127,669	30,351	30,351	-

CASH - End of period	$58,710	$46,841	$127,669	$30,351

SUPPLEMENTAL CASH FLOW DISCLOSURE:
CASH PAID FOR:
Interest	$12,008	$-	$25,696	$-
Income taxes	$-	$-	$-	$-

NON CASH INVESTING AND FINANCING ACTIVITIES:
Purchase of intangibles with note payable				$900,000

See accompanying notes to consolidated financial statements.

EMERGE MONITORING, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2014 AND 2013 (UNAUDITED) AND
THE YEARS ENDED DECEMBER 31, 2013 AND 2012

NOTE 1 – ORGANIZATION AND NATURE OF OPERATIONS

Nature of Business
Emerge Monitoring, Inc.(“Emerge Inc”) was organized under the laws of the State of Florida, and is the direct owner of all of the issued and outstanding equity interests of Emerge Monitoring II, LLC (“Emerge LLC”), a Florida limited liability company and wholly-owned subsidiary of Emerge Inc, and Integrated Monitoring Systems, LLC ("IMS"), a Colorado limited liability company and subsidiary of Emerge LLC; collectively, (the “Company” or “Emerge”). Emerge provides proprietary offender monitoring technologies and related solutions to empower the criminal justice community with proven alternatives to incarceration.

Acquisition
On June 2, 2014, SecureAlert, Inc. (“Registrant”) entered into a Stock Purchase Agreement (the “SPA”) to purchase from BFC Surety Group, Inc., (“Seller or the Former Parent”), all of the issued and outstanding shares and equity interests (collectively the “Shares”) of Emerge Monitoring, Inc. and subsidiaries, which included at the time a 65 percent equity interest in IMS. The SPA contains customary representations and warranties and covenants, including provisions for indemnification, subject to the limitations described in the SPA. Certain key employees of the acquired entities will continue to operate the acquired entities following the closing. The closing of the transaction occurred on June 2, 2014, and is subject to customary closing conditions. The purchase price for the Shares is $7,360,000 and was paid in cash on June 3, 2014. On July 2, 2014, the Company purchased for $350,000, through its subsidiary Emerge, LLC, the remaining 35 percent equity interest of IMS.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation
The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries Emerge Monitoring II, LLC (“Emerge LLC”), a Florida limited liability company and wholly-owned subsidiary of Emerge, the equity interest of Integrated Monitoring Systems, LLC, a Colorado limited liability company and subsidiary of Emerge LLC. All significant intercompany transactions have been eliminated in the consolidation.

Basis of Presentation
The accompanying consolidated financial statements and related notes of the Company are presented on a carve-out basis and have been prepared from the historical consolidated balance sheets, statements of operations and cash flows attributed to Emerge Inc, which historically was a segment of BFC Surety Group, Inc. in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”).  The consolidated financial statements are presented in US dollars. Historically, financial statements of the Emerge Inc business have not been prepared as it has not operated separately from BFC Surety Group, Inc. These consolidated financial statements reflect the revenues and direct expenses of the Emerge Inc business and include material assets and liabilities of BFC Surety Group, Inc. that are specifically identifiable to the Company. Additionally, the consolidated financial statements include an allocation of indirect expenses of Bankers Financial Corporation, the parent company of BFC Surety Group, Inc., related to managing the group of companies including: salaries, and other general and administrative expenses (primarily occupancy and other costs) based on an estimate of expense allocation. This allocation method varies based on the type of expense and the method that most accurately applies to the nature of the expense. Actual results may differ from these allocations, assumptions and estimates. The Company believes the assumptions underlying its allocation of indirect expenses are reasonable. For the three months ended March 31, 2014 and 2013 and years ended December 31, 2013 and 2012, the Company was allocated $24,870, $64,163, $281,356, and $164,780, respectively, of other general and administrative expenses.

The amounts allocated in the accompanying consolidated financial statements are not necessarily indicative of the actual amount of such indirect expenses that would have been recorded had the Company been a separate independent entity.

EMERGE MONITORING, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2014 AND 2013 (UNAUDITED) AND
THE YEARS ENDED DECEMBER 31, 2013 AND 2012

Unaudited Interim Financial Information
The accompanying balance sheet as of March 31, 2014, the statements of operations and cash flows for the three months ended March 31, 2014 and 2013, the statement of stockholders’ deficit for the three months ended March 31, 2014, and the related information contained in the notes to the consolidated financial statements are unaudited. These unaudited interim consolidated financial statements and notes have been prepared on the same basis as the audited consolidated financial statements and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary for a fair statement of the Company’s financial position as of March 31, 2014 and its results of operations and cash flows for the three months ended March 31, 2014 and 2013. The results of operations for the three months ended March 31, 2014 are not necessarily indicative of the results to be expected for the year ending December 31, 2014 or any other interim period or for any other future year.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates. Significant estimates include the provision for uncollectible accounts receivable, reserve on inventory, estimated life of intangible assets, valuation allowances on deferred tax assets and the allocation of general and administrative expense from the Former Parent. Actual results could differ from those estimates.

Concentration of Credit Risk

Revenues and Accounts Receivable
In the normal course of business, the Company provides credit terms to its customers and requires no collateral. Accordingly, the Company performs credit evaluations of its customers' financial condition.

For the three months ended March 31, 2014 and 2013 and years ended December 31, 2013 and 2012, the Company had the following customers which represented more than 10% of total revenues, respectively:

	March 31, 2014	March 31, 2013	December 31, 2013	December 31, 2012
	(unaudited)	(unaudited)
Customer A	31%	34%	31%	$32
Customer B	16%	*	*	*

* - No concentration in applicable period

Concentration of credit risk associated with the Company’s total and outstanding accounts receivable as of March 31, 2014, December 31, 2013 and 2012 consist of the following:

	March 31, 2014	December 31, 2013	December 31, 2012
	(unaudited)
Customer A	16%	*	*
Customer B	*	12%	*
Customer C	*	14%	*
Customer D	*	*	21%
Customer E	*	*	10%

* - No concentration in applicable period

EMERGE MONITORING, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2014 AND 2013 (UNAUDITED) AND
THE YEARS ENDED DECEMBER 31, 2013 AND 2012

The Company believes the loss of one or more of these customers would have a substantial impact on the Company.

Cash and Cash Equivalents
The Company considers all highly liquid investments with maturities of three months or less to be cash equivalents.  The Company has cash in bank accounts that, at times, may exceed federally insured limits.  The Company has not experienced any losses in such accounts.

Accounts Receivable
Accounts receivable are carried at original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on a monthly basis. The allowance is estimated by management based on certain assumptions and variables, including the customer’s financial condition, age of the customer’s receivables and changes in payment histories.  Trade receivables are written off when deemed uncollectible.  Recoveries of trade receivables previously written off are recorded when cash is received.  A trade receivable is considered to be past due if any portion of the receivable balance has not been received by the Company within its normal terms.   As of March 31, 2014, December 31, 2013 and 2012, allowance for doubtful accounts were $213,396, $78,712, and $105,243, respectively. Bad debt expense was $161,832, $122,171, $593,190 and $726,924 for the three months ended March 31, 2014 and 2013 and years ended December 31, 2013 and 2012, respectively.

Inventory
Inventory is valued at the lower of the cost or market.  Cost is determined using the first-in, first-out (“FIFO”) method.  Market is determined based on the estimated net realizable value, which generally is the item selling price.  Inventory is periodically reviewed in order to identify obsolete or damaged items or impaired values.

Inventory consists solely of finished goods consisting of R.A.D.A.R devices and chargers. Management estimates allowances for lost units based on historical trends.  Allowance for lost units was $73,424, $73,424, and $0 as of March 31, 2014, December 31, 2013 and 2012, respectively.

Monitoring Equipment
The Company began leasing monitoring equipment to agencies for offender tracking in July 2013 under operating lease arrangements.  The monitoring equipment is depreciated using the straight-line method over an estimated useful life of three (3) years and is included within property and equipment at Note 3.

Monitoring equipment to be disposed of is reported at the lower of the carrying amount or fair value, less the estimated costs to sell. There were no disposals or impairments of monitoring equipment during the periods presented.

Property and Equipment
Property and equipment are stated at cost, less accumulated depreciation and amortization. Inventory that is used for rentals is transferred to property and equipment and depreciated.  The capital assets are being depreciated over their estimated useful lives using the straight line method of depreciation for book purposes.  Expenditures for maintenance and repairs are expensed while renewals and improvements are capitalized.

Impairment of Long-Lived Assets
The Company has adopted Accounting Standards Codification (“ASC”) 350 Intangibles – Goodwill and Other. The Statement requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses, or a forecasted inability to achieve break-even operating results over an extended period. The Company evaluates the recoverability of long-lived assets based upon forecasted undercounted cash flows. Should impairment in value be indicated, the carrying value of intangible assets will be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset. ASC 350 also requires assets to be disposed of be reported at the lower of the carrying amount or the fair value less costs to sell.

EMERGE MONITORING, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2014 AND 2013 (UNAUDITED) AND
THE YEARS ENDED DECEMBER 31, 2013 AND 2012

Long-lived assets, such as property and equipment and purchased intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of the asset is measured by comparison of its carrying amount to undiscounted future net cash flows the asset is expected to generate. If such assets are considered to be impaired, the impairment to be recognized is measured as the amount by which the carrying amount of the asset exceeds its fair market value. Estimates of expected future cash flows represent management's best estimate based on currently available information and reasonable and supportable assumptions. Any impairment recognized is permanent and may not be restored. No impairments existed during the three months ended March 31, 2014 and 2013 and years ended December 31, 2013 and 2012.

Fair Value of Financial Instruments
Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants as of the measurement date. Applicable accounting guidance provides an established hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in valuing the asset or liability and are developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the factors that market participants would use in valuing the asset or liability. There are three levels of inputs that may be used to measure fair value:

Level 1 - Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.
Level 2 - Include other inputs that are directly or indirectly observable in the marketplace.
Level 3 - Unobservable inputs which are supported by little or no market activity.

The fair value hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. As of March 31, 2014, December 31, 2013 and 2012, the Company doesn't have any assets or liabilities in which would be considered Level 2 or 3.

The Company’s financial instruments consist of cash and cash equivalents, accounts receivable, inventory, income tax receivable, accounts payable and accrued liabilities, line of credit - affiliated and notes payable. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these consolidated financial statements.

Revenue Recognition
The Company’s revenue has historically been from two sources: (i) monitoring services; and (ii) product sales.

Monitoring Services
Monitoring services include two components: (a) lease contracts in which the Company provides monitoring services and leases devices to distributors or end users and the Company retains ownership of the leased device; and (b) monitoring services purchased by distributors or end users who have previously purchased monitoring devices and opt to use the Company’s monitoring services.

The Company typically leases its devices under one-year contracts with customers that opt to use the Company’s monitoring services.  However, these contracts may be cancelled by either party at anytime with 30 days notice.  Under the Company’s standard leasing contract, the leased device becomes billable on the date of activation or 7 to 21 days from the date the device is assigned to the lessee, and remains billable until the device is returned to the Company.  The Company recognizes revenue on leased devices at the end of each month that monitoring services have been provided.  In those circumstances in which the Company receives payment in advance, the Company records these payments as deferred revenue.

EMERGE MONITORING, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2014 AND 2013 (UNAUDITED) AND
THE YEARS ENDED DECEMBER 31, 2013 AND 2012

Product Sales
The Company may sell its monitoring devices in certain situations to its customers. The Company recognizes product sales revenue when persuasive evidence of an arrangement with the customer exists, title passes to the customer and the customer cannot return the devices or equipment, prices are fixed or determinable (including sales not being made outside the normal payment terms) and collection is reasonably assured. When purchasing products from the Company, customers may, but are not required to, enter into monitoring service contracts with the Company.  The Company recognizes revenue on monitoring services for customers that have previously purchased devices at the end of each month that monitoring services have been provided.

Other Matters
The Company considers an arrangement with payment terms longer than the Company’s normal terms not to be fixed or determinable, and revenue is recognized when the fee becomes due.  Normal payment terms for the sale of monitoring services and products are due upon receipt to 30 days.  The Company sells its devices and services directly to end users and to distributors.  Distributors do not have general rights of return.  Also, distributors have no price protection or stock protection rights with respect to devices sold to them by the Company.  Generally, title and risk of loss pass to the buyer upon delivery of the devices.

The Company estimates its product returns based on historical experience and maintains an allowance for estimated returns, which is recorded as a reduction to accounts receivable and revenue.

Shipping and handling fees charged to customers are included as part of net revenues.  The related freight costs and supplies directly associated with shipping products to customers are included as a component of cost of revenues.

Research and Development Costs
All expenditures for research and development are charged to expense as incurred. These expenditures in 2012 were for the development of the Company’s RADAR device and associated services.

Income Taxes
Income taxes are provided using the asset and liability method, such that income taxes (i.e., deferred tax assets, deferred tax liabilities, taxes currently payable/refunds receivable and tax expense/benefit) are recorded based on amounts refundable or payable in the current year and include the results of any difference between U.S. GAAP and tax reporting. Deferred income taxes reflect the tax effect of net operating losses, capital losses and general business credit carryforwards and the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial statement and income tax purposes, as determined under enacted tax laws and rates. Valuation allowances are established when management determines that it is more-likely-than-not that some portion or all of the deferred tax asset will not be realized. The financial effect of changes in tax laws or rates is accounted for in the period of enactment.

The Company was included in the BFC Surety Group, Inc. consolidated federal and certain consolidated state income tax returns until completion of the SPA described in Note 1. As such, the Company was not a separate taxable entity for U.S. federal and certain state income tax purposes until completion of the SPA. In addition, the Company did not have a written tax sharing agreement with BFC Surety Group, Inc. The Company's provisions for income taxes and related balance sheet accounts were presented as if the Company were a separate taxpayer (“separate return method”). This method of allocating the BFC Surety Group, Inc. consolidated current and deferred income taxes was systematic, rational and consistent with the asset and liability method. The separate return method represented a hypothetical computation assuming that the reported revenue and expenses of the Company were incurred by a separate taxable entity. Accordingly, the reported benefit for income taxes and the related balance sheet accounts did not equal the amounts that were allocable to the Company under the applicable consolidated federal and state tax laws with the offset to capital contributed by (paid to) former parent.

EMERGE MONITORING, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2014 AND 2013 (UNAUDITED) AND
THE YEARS ENDED DECEMBER 31, 2013 AND 2012

From time-to-time, the Company's Former Parent has business transactions in which the tax consequences are uncertain. Significant judgment is required in assessing and estimating the tax consequences of these transactions. The Company's Former Parent prepared and filed tax returns based on its interpretation of tax laws. In the normal course of business, the Company's Former Parents' tax returns are subject to examination by various taxing authorities. Such examinations may result in future tax, interest and penalty assessments in which could impact the Company. In determining the Company's tax provision for financial reporting purposes, the Company establishes a liability for uncertain tax positions unless such positions are determined to be more-likely-than-not of being sustained upon examination, based on their technical merits. That is, for financial reporting purposes, the Company only recognizes tax benefits that it believes are more-likely-than-not of being sustained and then recognizes the largest amount of benefit that is greater than 50 percent likely to be realized upon settlement. There is considerable judgment involved in determining whether positions taken on the tax return are more-likely-than-not of being sustained and determining the likelihood of various potential settlement outcomes.

If needed, the Company adjusts its estimated liability for uncertain tax positions periodically because of new information discovered as a function of ongoing examinations by, and settlements with, the various taxing authorities, as well as changes in tax laws, regulations and interpretations. The Company's policy is to recognize, when applicable, interest and penalties on uncertain tax positions as part of income tax expense.

NOTE 3 – PROPERTY AND EQUIPMENT

Property and equipment is recorded at cost and consist of the following at March 31, 2014, December 31, 2013 and 2012:

	March 31, 2014	December 31, 2013	December 31, 2012
	(unaudited)
Furniture and equipment	$16,654	$16,654	$16,654
Computer equipment	6,945	6,945	1,059
Software	29,738	29,738	29,738
Monitoring rental equipment	141,422	77,296	-
Leasehold improvements	37,238	43,684	37,239
	231,997	174,317	84,690
Less: accumulated depreciation	(54,924)	(44,785)	(29,341)
Property and equipment, net	$177,073	$129,532	$55,349

The Company estimated the useful lives of furniture and equipment, computer equipment, software and monitoring rental equipment at three to five years and the leasehold improvements at the lesser of the estimated asset life or the lease term.  Depreciation expense was $8,230, $2,448, $14,175 and $12,876 for the three months ended March 31, 2014 and 2013 and the years ended December 31, 2013 and 2012, respectively.  Disposals were insignificant during the periods presented.

NOTE 4 – INTANGIBLE ASSETS

On April 30, 2012, the Company entered into an agreement to purchase the customers of Corrective Program Services, Inc. for an aggregate of $1,000,000 which included $250,000 down and a $750,000 note with payments through July 2013.  Based on the terms of the agreement, a retention adjustment was applied during 2012 based on actual results, and the total purchase price was increased to $1,150,000. In addition, the Company initially estimated the life of the customer list to be five years. However, in April 2013, the estimated life was changed to eight years to match the average life of the customers acquired.

EMERGE MONITORING, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2014 AND 2013 (UNAUDITED) AND
THE YEARS ENDED DECEMBER 31, 2013 AND 2012

The following table summarizes the components of intangible assets as of March 31, 2014, December 31 2013 and 2012:

December 31, 2011	$-
Additions	1,150,000
Amortization	(153,334)
December 31, 2012	996,666
Additions	-
Amortization	(156,942)
December 31, 2013	839,724
Additions	-
Amortization	(33,147)
March 31, 2014 (unaudited)	$806,577

As of March 31, 2014, Management evaluated the value of the remaining intangible assets.  It was determined that the associated expected cash flow of future revenues was greater than the carrying value and accordingly, no impairment was necessary. The weighted average remaining life at March 31, 2014 was 6.1 years.

Amortization expense was $33,147, $57,501, $156,942, and $153,334 for the three months ended March 31, 2014 and 2013 and years ended December 31, 2013 and 2012, respectively.  As of December 31, 2013, future amortization on intangible assets consist of the following:

For the years ending December 31,
2014	$132,588
2015	132,588
2016	132,588
2017	132,588
2018	132,588
Thereafter	176,784
Total	$839,724

EMERGE MONITORING, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2014 AND 2013 (UNAUDITED) AND
THE YEARS ENDED DECEMBER 31, 2013 AND 2012

NOTE 5 – ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accrued expenses are as follows as of March 31, 2014, December 31, 2013 and 2012:

	March 31, 2014	December 31, 2013	December 31, 2012
	(unaudited)
Accounts payable	$80	$5,297	$4,094
Direct monitoring service fees	569,448	421,493	358,553
Payroll and related	122,715	150,709	64,804
Interest	71,456	53,280	-
Sales tax	76,223	76,373	125,932
Unearned revenue	45,039	38,168	18,705
Other	-	2,032	1,937
	$884,961	$747,352	$574,025

NOTE 6 –NOTE PAYABLE AND LINE OF CREDIT - AFFILIATE

Note Payable

On April 30, 2012, the Company entered into a note payable with a third party in connection with the purchase of intangible assets (see Note 4) for $750,000 at 7% per annum with default interest of 12%. The note payable was subject to adjustment based on the terms of the asset purchase agreement whereby a retention adjustment may be applied based on the performance associated with the purchased assets.  Accordingly, as discussed in Note 4, a retention adjustment was applied and the total purchase price was increased by $150,000.  The increased price was added to the balance of the note payable, bringing it to $900,000.  The amended balance of the note payable carries the same terms and conditions.  Per the terms of the note payable, the Company is to make payments in equal installments commencing on July 1, 2013 and monthly thereafter until April 2018.  As of March 31, 2014 and December 31, 2013 and 2012, the balance on the note payable was $653,399, $686,159, and $900,000, respectively.

As of December 31, 2013, future principal payments on the note payable consist of the following:

For the years ending December 31,
2014	$134,523
2015	144,189
2016	154,551
2017	165,657
2018	87,239
Total	$686,159

Line of Credit - Affiliate

On June 1, 2013, the Company entered into a line of credit (the “Line”) with a then affiliated party for $1,500,000, incurring 5% per annum.  Per the terms of the note, there is no maturity date and the principal and interest are due upon termination of the Line.  The Company, from time-to-time can borrow up to $1,500,000, inclusive of any accrued interest thereon.  As of March 31, 2014, December 31, 2013 and 2012, the Company owed $1,500,000, $1,500,000, and $0 on the Line, exclusive of accrued interest of $60,022, $41,272, and $0, respectively.  The accrued interest is included within accounts payable and accrued liabilities on the accompanying consolidated balance sheets.

EMERGE MONITORING, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2014 AND 2013 (UNAUDITED) AND
THE YEARS ENDED DECEMBER 31, 2013 AND 2012

NOTE 7 – STOCKHOLDERS' EQUITY (DEFICIT)

Articles of Incorporation

On December 13, 2012, the Company amended their articles of incorporation to reflect the following capital structure.

Convertible Preferred Stock

The Company is authorized to issue 500 shares of Convertible Preferred stock ("Preferred"), each share having a par value of $1.00.  Each Preferred share is convertible into shares of Class A common stock at a one-for-one basis.  In addition, the holders of Preferred stock vote at the rate of conversion to Class A common stock. Additionally, in the event of liquidation, the holders of the Preferred are entitled to the minimum preferential distributions, less any dividends accrued plus an amount equal to all declared but unpaid dividends. As of March 31, 2014, December 31, 2013 and 2014, there were no shares of Preferred issued or outstanding. The Preferred shares rank senior to all common stock with respect to payment of dividends and distributions including distributions through liquidations.

Common Stock

The Company is authorized to issue 500 shares of Class A common stock ("Class A"), each share having a par value of $1.00. Holders of Class A common shares are entitled to one vote for each share owned by them.

The Company is authorized to issue 125 shares of Class B common stock ("Class B"), each share having a par value of $1.00 with no voting rights.

Capital Contributions by Former Parent

Prior to June 2, 2014, the Company was part of BFC Surety Group, Inc, see Note 1.  During such time, the Company maintained zero balance accounts in which deposits, net of repayments were recorded within the zero balance accounts.  The net activity was recorded as an intercompany account receivable affiliated if deposits were greater than disbursements or an accounts payable affiliated if disbursements were greater than deposits.  On a carve-out basis, these amounts are no longer consolidated and have been netted and recorded as capital contributed by the Former Parent as the amounts are not required to be remitted back to the parent. In addition, after the date of acquisition of the Company by SecureAlert, Inc., BFC Surety Group, Inc. does not have any obligation to fund the Company's operations.

EMERGE MONITORING, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2014 AND 2013 (UNAUDITED) AND
THE YEARS ENDED DECEMBER 31, 2013 AND 2012

NOTE 8 – INCOME TAXES

The provision for income tax consists of the following for the years ended December 31, 2013 and 2012:

	December 31, 2013	December 31, 2012
Current tax benefit:
Federal	$248,274	$833,181
State	38,432	128,975
Total	$286,706	$962,156

Deferred taxes were insignificant to the financial statements and thus not presented within these consolidated financial statements.

The Company's operations have been included within the Former Parents' consolidated tax returns. The benefit for income taxes and income tax receivable reflects the Company's net losses included within those returns in which the Former Parent received an income tax benefit.

The Company has identified the United States Federal tax returns as its “major” tax jurisdiction. The years ended December 31, 2010 to 2013, which are part of the Former Parent's consolidated tax returns, are still subject to tax examination by the United States Internal Revenue Service and the corresponding state Franchise Tax Board. The Company does not currently have any ongoing tax examinations.

NOTE 9 – COMMITMENTS AND CONTINGENCIES

Leases

The Company leases its corporate operational offices under non-cancellable operating leases that expire between February 2014 and December 31, 2018.  As of December 31, 2014, minimum lease payments consist of the following:

For the years ending December 31,
2014	$40,484
2015	37,200
2016	38,400
2017	39,600
2018	40,800
Total	$196,484

Rent expense for the three months ended March 31, 2014 and 2013 and the years ended December 31, 2013 and 2012, was $36,042, $19,776, $92,200, and $78,519, respectively.

Purchase Commitment

In January 2013, the Company entered into a purchase commitment with a then affiliated company for the purchase of 1,000 RADAR and charger units.  The commitment required an upfront payment of 25% or $212,065.  Through May 2014, the Company had ordered 974 of the 1,000 unit commitment.  Accordingly, the remaining purchase commitment is approximately $22,000.

EMERGE MONITORING, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2014 AND 2013 (UNAUDITED) AND
THE YEARS ENDED DECEMBER 31, 2013 AND 2012

NOTE 10 – RELATED PARTY TRANSACTIONS

Prior to June 2, 2014, the Company was part of a consolidated entity, see Note 1.  During such time the Company entered into various transactions with the consolidated entity including: loan agreements, inventory purchase agreements, shared expenses, and other transactions within the normal course of business.  See Note 6 and 7 for discussion of transactions with this affiliate.

NOTE 11 – SUBSEQUENT EVENTS

See Note 1 for discussion regarding the acquisition of the Company by SecureAlert, Inc.

The Company has evaluated subsequent events through August 14, 2014, which is the date that these consolidated financial statements were available to be issued.